UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2010

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-30885	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-0009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2010, the Board of Directors of Retractable Technologies, Inc. (the “Company”) adopted the Fourth Amended and Restated Bylaws of the Company, amending Section 2.4 and Section 2.11 to allow for earlier record and notice dates in accordance with the Texas Business Organizations Code and making other conforming changes.  The upper range of permissible record and notice dates was changed from fifty (50) to sixty (60) days before a shareholder’s meeting, and from twenty (20) to twenty-one (21) days in the case of a notice pertaining to a meeting for the purpose of approving a merger or consolidation agreement.

A copy of the Fourth Amended and Restated Bylaws, effective May 11, 2010, is attached hereto as Exhibit 3(ii) and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

3(ii)                            Fourth Amended and Restated Bylaws of Retractable Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 13, 2010	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	s/ Thomas J. Shaw
THOMAS J. SHAW
PRESIDENT AND CHIEF EXECUTIVE OFFICER